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                                                                   Exhibit 10.27

                                                                  EXECUTION COPY

                           PF.Net Communications, Inc.
                                  PF.Net Corp.
                                  1625 B Street
                           Washougal, Washington 98671

                                                                    May 10, 2000

PF Telecom Holdings, LLC
Attn: John Warta
1701 Broadway Street, Suite 358
Vancouver, WA 98663

Koch Telecom Ventures, Inc.
Attn: George Damiris
4111 East 37th Street North
Wichita, KS 67220

Odyssey Investment Partners, LLC
Attn: Brian Kwait
280 Park Avenue, 38th Floor
New York, NY  10017

Mr. John Warta
P.O. Box 2010
Vancouver, WA 98668-2010

Mr. Stephen Irwin
15 Eisenhower Drive
Cresskill, NJ 07626

UBS Capital
299 Park Avenue
New York, NY  10171

Gentlemen:

         Reference is made to that certain Employment Agreement effective as of November 1, 1999 by and between PF.Net Corp., a Delaware corporation (the "Company"), and John Warta, and to that certain Employment Agreement effective as of November 1, 1999 by and between the Company and Steve Irwin (collectively, the "Employment Agreements"). As we have discussed and agreed, pursuant to
Section 1.2 of each of the Employment Agreements, a majority of the Board of Directors of the Company may, in its sole discretion, modify the employment duties of each of Messrs. Warta and Irwin, respectively, in such manner as it deems appropriate. As we have further discussed and agreed, a majority of the Board of Directors of the
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Company has determined to so modify the duties of each of Messrs. Warta and
Irwin in the manner set forth below.

         On and following the date hereof, unless expressly directed by either the Chairman of the Board of Directors or a majority of the Board of Directors of the Company in writing, each of Messrs. Warta and Irwin agrees that he will engage only in activities typically performed by other directors of the Company. Without limiting the foregoing, each of Messrs. Warta and Irwin agrees that he will not (1) engage in activities relating to capital raising or change of control transactions on behalf of, or in connection with, the Company or any of its affiliates, or (2) make any public statement, issue any press release or otherwise publicly convey information related to the Company. The Company acknowledges that, except as may expressly be authorized by the Board of Directors from time to time, no individual director of the Company is authorized to engage in the foregoing activities. For purposes of the foregoing, "affiliate" shall have the meaning set forth in Rule 405 of the Securities Act of 1933, as amended.

         Notwithstanding the foregoing, the compensation and benefits for which Messrs. Warta and Irwin are eligible under the terms of their respective Employment Agreements shall not be reduced.

         Reference is also made to that certain Stockholders Agreement (the "Stockholders Agreement") entered into as of October 29, 1999 by and among PF.Net Communications, Inc., formerly known as PF.Net Holdings, Limited ("PF.Net Communications"), John Warta, Karen Irwin, Treg Ventures, LLC, Koch Telecom Ventures, Inc. ("Koch"), PF Telecom Holdings, LLC ("PF Telecom"), GLW Ventures LLC, Georgiana Warta, Odyssey Coinvestors, LLC, Odyssey Investment Partners Fund, LP ("Odyssey"), UBS Capital II LLC, UBS Warburg, LLC (formerly known as Warburg Dillon Reed LLC), Credit Suisse First Boston and Lucent Technologies Inc., as amended through the date hereof. On and following the date hereof, PF Telecom, Koch and Odyssey each agrees to waive any and all of its rights under
Section 4(a)(vi) of the Stockholders Agreement to require the PF Telecom Directors, the Koch Directors and the Odyssey Directors (each as defined in the Stockholders Agreement), respectively, each voting as a group, to approve any transaction relating to the employment or termination of any member of senior management of PF.Net Communications or any of its Subsidiaries (as defined in the Stockholders Agreement). Each of PF Telecom, Koch and Odyssey further agrees that the employment or termination of any member of senior management of PF.Net Communications or any of its Subsidiaries, other than any relative or Affiliate of any PF Telecom Holder (each as defined in the Stockholders Agreement), will require the approval of a majority of the Board of Directors, without regard to whether such action has been approved by any one or more members of any of the aforementioned groups. The foregoing shall not affect the parties' rights and obligations under Section 4(d) of the Stockholders Agreement.

         This letter will constitute an amendment to each of the Employment Agreements and to the Stockholders Agreement.


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         Please acknowledge your agreement with and acceptance of the above by signing below and returning one executed copy to me.

                                               Very Truly yours,

                                               /s/ Muzzafar Mirza

                                               Muzzafar Mirza
                                               Chairman of the Board
                                               PF.Net Communications, Inc.
                                               PF.Net Corp.


Agreed and accepted by John Warta, as of the date first above written.


Signature:                 /s/ JOHN WARTA
          ------------------------------------------------

Agreed and accepted by Stephen Irwin, as of the date first above written.


Signature:                 /s/ STEPHEN IRWIN
          ------------------------------------------------

Agreed and accepted by PF Telecom Holdings, LLC, as of the date first above written.

By:                        /s/ JOHN WARTA
          ------------------------------------------------
          Name:  John Warta
          Title: Chairman and Chief Executive Officer


Agreed and accepted by Koch Telecom Ventures, Inc., as of the date first above written.


By:                        /s/ GEORGE DAMIRIS
          ------------------------------------------------
          Name:  George Damiris
          Title: Vice-President


Agreed and accepted by Odyssey Investment Partners Fund, LP, as of the date first above written.

By:      Odyssey Capital Partners, LLC, its general partner


         By:               /s/ MUZZAFAR MIRZA
                  ----------------------------------------
                  Name:  Muzzafar Mirza
                  Title: Managing Member


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Agreed and accepted by UBS Capital II, LLC, as of the date first above written.

By:             /s/ MARC UNGER      /s/ MICHAEL GREENE
         -------------------------------------------------
         Name:  Marc Unger          Michael Greene
         Title: Attorney-in-Fact    Attorney-in-Fact


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